Exhibit 4.32

English translation

Letter of Intent about the Transfer of No. 6-9 Buildings and No. 1 Garage of Area F of Jiaming Park as a Whole

Transferor: Beijing Jiaming Real Estate Development Co., Ltd. (hereinafter referred to as “Party A”)

Mailing address: 21st Floor, Block B, Pengrun Building, No. 26 Xiaoyun Road, Dongsanhuan, Chaoyang District, Beijing

Legal representative: Wang Tingyue

Tel.: 84584899

Transferee: Beijing Perfect World Software Co., Ltd. (hereinafter referred to as “Party B”)

Mailing address: 8th Floor, Huakong Building, No. 1 Shangdi East Road, Haidian District, Beijing

Legal representative: Chi Yufeng

Tel.: 58858252

In accordance with the Contract Law of the People’s Republic of China, Law of the People’s Republic of China on Administration of Urban Real Estate, Beijing Regulations on Administration of Transfer of Urban Real Estate and other related laws and regulations, Party A and Party B, on the basis of equality, free will and fairness and through negotiations, hereby agree below with respect to the acceptance by Party B of No. 6-9 buildings and No. 1 garage of Area F of Jiaming Park developed by Party A (hereinafter referred to as “Property”):

Article 1 Basis for Construction

Party A has obtained the state-owned land use right for the land plot of the No. 1-9 buildings, Area F, Jiaming Park (including No. 6-9 buildings and No. 1 garage of Area F) located at No. 86 Beiyuan Road, Chaoyang District by means of grant. For this land plot, the number of the state-owned land use certificate is JingChaoGuoYong(2005 Chu)No.0667; the area of land use right is 40,275.73 square meters the usage purpose of the land is apartment, commercial, underground commercial, comprehensive and underground garage, among which, the expiry date of the use term for apartment purposes is January 15, 2074, for commercial and underground commercial purposes is January 15, 2044, for comprehensive purposes is January 15, 2054 and for underground garage purposes is

January 15, 2054. For No. 6-9 buildings and No. 1 garage in Area F, the construction land planning license number is 2003GuiDiZi No.0119; the construction project planning license number is 2006Gui(Chao)JianZi No.0114 and 2006Gui(Chao)JianZi No.0115 (Party A’s business license, land certificate of the property and other relevant certificates are given in Annex 1).

Article 2 Intended Object of Transfer

1. Party B will accept No. 6-9 buildings and No. 1 garage of Area F of Jiaming Park as well as corresponding land use right, above-ground buildings and underground buildings.

2. The property whose ownership is transferred to Party B includes:

(1) Above-ground buildings

No. 6 building: principal body, frame shear wall structure; height: 20 stories; construction area: 29,152.11 square meters; purpose of No. 1-2F, commercial; purpose of No. 3-20F, comprehensive;

No. 7 building: principal body, frame shear wall structure; height: 2 stories; construction area: 6,390.6 square meters; purpose of 1F, commercial; purpose of 2F, comprehensive;

No. 8 building: principal body, frame shear wall structure; height: 2 stories; construction area: 4,257.8 square meters ; purpose of house, commercial;

No. 9 building: principal body, frame shear wall structure; height: 2 stories; construction are: 897.84 square meters; purpose of house: commercial.

(2) Underground buildings

No. 1 garage:

Property right parking space: with the construction area of 1,972.48 square meters; 32 parking spaces

Underground restaurant: with the construction area of 820.03 square meters

Self-reserved house: with the construction area of 3,258.13 square meters

No. 8 building:

Non-flammable goods storeroom: with the construction area of 1,865.21 square meters

3. The property whose use right is transferred to Party B includes the following, and upon acceptance of the Property, Party B has exclusive use right and earning right and is free from any encumbrance except those specified in state policies:

(1) No. 1 garage

Underground 2F civil air defense parking space: with the construction area of 6,244.3 square meters, 147 parking spaces

Remarks: the civil air defense works with a construction area of 52.89 square meters at the underground 1F of No. 1 garage shall not be transferred in any way.

All the transferred items in Paragraphs 1 to 3 above are referred to as “such Property” or the “Property” in this Letter of Intent, with details set forth below:

Form of transfer	Location	Number of Building	Nature of property	Area (square meters)	Remarks
Transfer of ownership	Aboveground	No. 6 building	Office, commercial	29,152.11
		No. 7 building	Office, commercial	6,390.6
		No. 8 building	Commercial	4257.8
		No. 9 building	Commercial	897.84
	Underground	No. 1 garage	Property right parking space	1,972.48
			Underground restaurant	820.03
			Self-reserved house	3,258.13
		No. 8 building	Underground 1F non-flammable goods storeroom	1,865.21
Transfer of use right	Underground	No. 1 garage	Underground 2F civil air defense parking space	6,244.3
Non-transferable	Underground	No. 1 garage	Underground 1F civil air defense works	52.89

Total				54,911.39

4. The locations of the Property transferred to Party B are given in Annex 2 hereto: Layout Plan of the Property. The internal construction areas and publicly allocated areas of the aforesaid parts are subject to the actually measured areas when the Property is delivered (a report on actually measured area will be issued). The description of the composition of allocated construction areas of common parts and houses is given in Annex 3.

5. Party A states that the parts beyond the Property scope above-mentioned do not belong to the Property under this Letter of Intent. Without the written consent of Party A, Party B shall not in any way dispose of or get proceeds from them. The other houses or facilities attached to the Property, including club, unsold residential houses, school, kindergarten, boiler house, houses for public and commercial purposes, auxiliary houses, bicycle parking area and houses reserved for Party A’s self-use, will not be transferred together with the Property.

Article 3 Mortgage

Party A has mortgaged some of the houses and land use right of the Property, with Beijing Jiaming Real Estate Development Co., Ltd. being the mortgagor, Beijing Pinggu Branch of China Construction Bank Co., Ltd. being the mortgagee, and Beijing Municipal Bureau of Land and Resources being the mortgage registration department. The Property and land use right were mortgaged in batches, details of the mortgage are set forth below:

Name of mortgaged property	Location	Area or quantity	Amount of mortgage loan (in RMB10 thousand)	Term of mortgage
10-20F, No. 6 Building, Area F, Jiaming Park	No. 86 Beiyuan Road, Chaoyang District	Construction area: 15,535.94 square meters; land area: 4,444.81 square meters	15,000	May 29, 2006 – May 28, 2008

2-9F, No. 6 Building, Area F, Jiaming Park	No. 86 Beiyuan Road, Chaoyang District	Construction area: 11,027.30 square meters; land area: 3,154.89 square meters	10,000	June 12, 2006 – June 11, 2008

1F, No. 6 Building and No. 7 Building, Area F, Jiaming Park	No. 86 Beiyuan Road, Chaoyang District	Construction area: 7,990.75 square meters; land area: 2,286.14 square meters	10,000	September 29, 2006 – March 28, 2008

Upon sales of the Property and land use right, Party A shall obtain the consent of mortgagee. Party A shall provide a written certificate indicating mortgagee’s consent while executing the Beijing Municipal Presale Contract for Commercial Housing.

Article 4 Intended Transfer Price and Method of Payment

1. Whereas Party B wishes to accept the Property as a whole, both parties agree that there is no distinction between the property forms and the total price of the Property as a whole is RMB seven hundred million (RMB700 million).

2. Whereas Party A guarantees to obtain the presale license of the Property before March 15, 2008, Party B agrees, within five working days after the execution of this Letter of Intent, to pay 5% of the total price of the Property (RMB35 million) as the deposit to the joint account of both parties and the deposit bank for such joint account shall be designated by Party B. Both parties agree that within two working days after Party A obtains the presale license, the deposit in the joint account of both parties shall be unfrozen and be remitted to the account designated by Party A.

3. Both parties agree to enter into the Beijing Municipal Presale Contract for Commercial Housing within five working days after Party A obtains the presale license for the Property. Party B agrees to pay 50% of the total price of the Property (RMB350 million) to the joint account of both parties within ten working days after the effectiveness of the Beijing Municipal Presale Contract for Commercial Housing and presale registration is filed with the competent authority. Both parties agree that the said payment shall be first used to repay Party A’s mortgage loan in connection with the Property. Party B agrees to pay 34% of the total price of the Property (RMB238 million) to the account designated by Party A after Party A completes mortgage discharge procedures and before April 15, 2008.

4. Party A shall obtain the construction project completion acceptance filing form of the Property before April 30, 2008. Party A shall deliver the Property to Party B before April 30, 2008. Party B shall handle delivery and acceptance procedures within one week of receiving the written notice from Party A. Within five working days after the Property passes acceptance inspection, Party B shall pay 5% of the total price (RMB35 million). In the event that Party B fails to accept the houses on time, it shall be deemed that Party A has delivered the property on time and Party B shall still pay 5% of the total price to Party A pursuant to the above stipulation.

5. Party A shall complete all the procedures concerning the transfer of the portion of the Property whose ownership can be transferred (as listed in Article 2.2, but excluding underground restaurant of No. 1 garage, self-reserved houses and non-flammable goods storeroom of No.8 building) to Party B under its name before September 30, 2008, and Party B shall provide full assistance. Within five working days after the above procedures are completed, Party B shall pay 2% of the total price of the Property (RMB14 million); Party A shall complete the registration of Party B as the owner the land certificate of the Property before December 31, 2008. Party A shall complete all the procedures concerning the transfer of the remaining portion of the Property whose ownership can be transferred (i.e. underground restaurant of No. 1 garage, self-reserved houses and non-flammable goods storeroom of No. 8 building) to Party B under its name before December 31, 2009.

6. In the course of decorations by Party B, Party A shall assist in renovation of air conditioners, renovation of electricity, application for gas, naming of building, application for outdoor advertising, transfer of civil air defense parking spaces, etc. The remaining 4% of the total price of the Property (RMB28 million) shall be paid by installments. Payments schedule shall be determined by both parties through negotiations depending on the completion situation of the aforesaid projects and on the basis of the completion of the aforesaid coordination work, the remaining portion shall be paid up within five working days after Party B moves to the Property.

7. Party A shall promptly issue an invoice to Party B upon receipt of the total price of the Property (except for the deposit) made by Party B.

Article 5 Warranties and Undertakings of both Parties

1. Party A’s warranties and undertakings:

(1) Party A has the full and effective right of disposal of the Property and warrants that except for the mortgage as listed in Article 3 above, the Property is free and clear of any other mortgage, pledge, guarantee, third-party interest or of any judicial or administrative freezing or other defects.

(2) Party A warrants that it has the legal and full property right and use right to the Property and corresponding land.

(3) Party B warrants to pay up all the taxes and fees payable by Party A occurring before the change of ownership of the Property.

(4) Party A warrants that Party B will obtain the full ownership or use right of the Property, free and clear of any third-party interest (including any mortgage and guarantee) after Party B pays up the total transfer price.

(5) Since Party A’s undertaking to provide safe and reasonable design schemes on renovation of central air conditioners and renovation of electricity for Party B is the precondition for the conclusion of this Letter of Intent and Beijing Municipal Presale Contract for Commercial Housing, Party A shall, together with Party B, determine the definite, reasonable and quantifiable requirements, provide safe and reasonable design schemes for renovation of central air conditioners and renovation of electricity on the basis of such requirement indexes and carry out their implementation. The expenses shall be borne by Party B and Party A shall warrant the reasonableness of such expenses.

2. Party B’s warranties and undertakings

(1) Party B shall pay the deposit and make progress payment on time after the execution of this Letter of Intent. Where Party B fails to pay on time pursuant to Article 4 of this Letter of Intent, this Letter of Intent shall be automatically become invalid and neither party is required to undertake any responsibility.

(2) Party B warrants that it has the full right and capacity to purchase the Property in its own name and further warrants that the source of funds used to purchase the Property is lawful.

(3) Party B has known the status of the air conditioners and electricity of the Property. As for the air conditioners and electricity renovation in the future, Party B shall, together with Party A, determine the definite, reasonable and quantifiable requirements in writing so that Party A can carry out the design accordingly.

Article 6 Responsibilities and Obligations of both Parties

1. Party A’s responsibilities and obligations

(1) Once Party A and Party B sign this Letter of Intent and Party B has deposited the deposit to the joint account of both parties, Party A shall not enter into a transfer contract concerning the Property with any third party. Otherwise, Party A shall refund two times the deposit to Party B.

(2) Party A shall fully assist Party B in Party B’s application for gas service, naming of the building, application for outdoor advertising and other related procedures.

(3) Party A guarantees that Party B has the right to use Wutong Road. Such use shall comply with the regulations concerning property management of Jiaming Park community and not damage the reasonable and lawful rights and interests of other owners.

(4) Party A shall be responsible for the construction of the portion of West Metallurgical Machinery Factory Road adjacent to the Property before December 31, 2008 so that this road section is qualified for the parking facilities for Party B (before this road section is handed over for municipal facilities usage, parking procedures are not included). After this road section is handed over for municipal facilities usage, Party A shall handle the lease procedures concerning the parking spaces on this road section for Party B. The number of parking spaces on this road section shall be determined by the situation then in effect.

(5) Party A shall complete the parking procedures concerning the ground parking spaces within the areas of the Property before December 31, 2008. The number of ground parking spaces shall be not less than 100.

(6) Party A shall coordinate with Chen Jinglun School and settle matters regarding Party B’s use of the school’s sports facilities and spaces.

(7) Party A shall actively assist the third-party institution designated by Party B in investigating and evaluating the above-mentioned property.

2. Party B’s responsibilities and obligations

Party B shall fully assist Party A in completing the execution of presale contract, delivery and acceptance of the Property, registration of property right transfer and other related matters and provide or execute relevant legal documents. If the aforesaid work fails to be fulfilled on time due to Party B’s fault, Party A shall not be required to undertake any such work.

Article 7 Delivery Time and Delivery Procedures

1. Party A agrees to officially deliver the Property to Party B on the house delivery date as specified in the Beijing Municipal Presale Contract for Commercial Housing and handle delivery procedures so that Party B can carry out planning and design as early as possible and makes usage arrangements. Party A shall provide to Party B three sets of all the drawings in connection with the Property. Upon delivery, the Property shall have met or complied with the follows:

(1) Passed the acceptance inspection;

(2) Received the technical report on actual measurement of the Property issued by a qualified real estate surveying and mapping institution;

(3) Met the decoration standards in Annex 4;

(4) Met the usage standards in Party A’s original design plan for the water supply, drainage, electricity, air conditioners and elevator of the Property ;

(5) Met other delivery conditions as specified in the Beijing Municipal Presale Contract for Commercial Housing.

2. Party A shall, together with Party B, implement the inspection and delivery of the houses. Both parties shall sign the delivery list with respect to buildings, facilities, equipments, property management system, etc. In the event of any problems, Party A shall bear the repair and other responsibilities in accordance with relevant state regulations.

3. If delivery procedures are not handled on time due to Party B’s fault, it shall be deemed that Party A has delivered the Property on time. Before Party B handles property delivery procedures, Party B shall pay up the transfer price in using the payment method as specified in the agreement executed by both parties, as well as the fees specified by the relevant departments. Property management fees and relevant expenses shall be borne by Party B as of the house delivery date as set forth in the Beijing Municipal Presale Contract for Commercial Housing. The force majeure risk in connection with the delivery of the property shall be transferred to Party B as of the delivery date of the Property. In the event that the delivery of the Property is delayed due to Party A’s fault, property management fees and relevant expenses shall be borne by Party B as of the actual delivery date of the Property.

Article 8 Civil Air Defense Parking Spaces

1. Party A has completed the construction of the civil air defense works in accordance with the related laws and regulations of the state and Beijing Municipality. Party A will enter into the Use Contract of Public Civil Air Defense Works with Beijing Chaoyang District civil air defense administration authority before July 31, 2008, pay civil air defense works use fees before September 30, 2008 and obtain the use right for civil air defense works. Party A agrees to transfer the use right for the civil air defense parking spaces hereunder to Party B in exchange for compensation. The transfer fee is already included in the transfer price. The use period included in such transfer fee is 50 years. Each use term is for 5 years, and upon the expiration of a specific use term the next use term automatically commences. Party B is entitled to continue to freely use the civil air defense works until the period of 50 years expires.

2. Upon the transfer hereunder, the rights, obligations and interests concerning the civil air defense works of the Property shall be passed to Party B.

3. In accordance with the relevant regulations of the state and Beijing Municipality, if Party B is prevented from normally using or continuing to use the parking spaces due to sudden events, such as war, destructive earthquake, etc., or the unforeseeable amendments of laws, regulations and policies, Party A and Party B shall observe the requirements of laws, regulations and policies, and Party A shall not be liable for compensation.

4. Both parties shall enter into a transfer agreement regarding the transfer of the use right for civil air defense parking spaces before December 31, 2008. In the event of any discrepancy between this Letter of Intent and the transfer agreement on the use right for civil air defense parking spaces, the latter shall prevail.

Article 9 Execution of the Contract and Property Right Registration

Party B agrees to obtain the ownership and use right for the Property by means of the purchase and sales of commercial housing. Both parties guarantee to execute the Beijing Municipality Presale Contract for Commercial Housing, handle filing and registration procedures, jointly handle house ownership transfer registration with the ownership registration authority and neither party shall refuse to do so. Both parties shall bear their respective taxes and fees arising from property right transfer in accordance with relevant laws, regulations and policies.

Party B shall bear the taxes and fees payable in connection with the property right transfer with a total transfer price of RMB700 million (including Room 101, Unit 15, No. 7 Building (with a construction area of 286.73 square meters) and Room 101, Unit 16, No. 8 Building (with a construction area of 318.99 square meters) in Area B, Jiaming Park). If the taxes and fees occurring in the course of property right transfer exceed the taxes and fees payable by Party B in connection with the property right transfer at a value of RMB700 million, the excess portion shall be borne by Party A.

Article 10 Property Services

Party B is entitled to elect either manage the Property by itself or entrust a property company to manage the Property, but the management by Party B and the property management company entrusted by Party B with respect to the Property shall be subject to the management of Area F community.

Article 11 Defaulting Liability

1. If Party A fails to obtain the presale license for the Property on time due to its own fault, or Party A does not execute the Beijing Municipal Presale Contract for Commercial Housing or handle filing and registration procedures in violation of the provisions of Article 9 hereunder, and Party A fails to rectify the situation within 20 days after receiving the notice from Party B, Party B is entitled to terminate this Letter of Intent and Party A shall refund two times the deposit to Party B. If Party B fails to execute the Beijing Municipality Presale Contract for Commercial Housing or handle filing and registration procedures in accordance with Article 9 hereunder, and Party B fails to rectify the situation within 20 days after receiving the notice from Party A, Party A is entitled to terminate this Letter of Intent without refunding the deposit, and in addition, Party A is entitled to otherwise dispose the Property without notifying Party B.

2. If Party A fails to handle completion filing and registration procedures on time or other situation occurs due to Party A’s fault, and results in both parties’ failure to perform the property delivery obligations on time, as from the date of default, Party A shall pay Party B liquidated damages of 0.02% of the payment already made by Party B for each day delayed. In the event the aforesaid default is not remedied within 60 days after Party B provides written notice, Party B has the right to elect whether or not to continue to perform under this Letter of Intent and Beijing Municipal Presale Contract for Commercial Housing. If Party B elects to terminate this Letter of Intent and Beijing Municipal Presale Contract for Commercial Housing, Party A shall pay to Party B liquidated damages of 5% of the house price already paid by Party B, and Party A shall refund the payment already made by Party B together with the interest accrued thereupon.

3. If Party A violates any of the warranties and undertakings under Articles 5.1.2 to 5.1.4 hereunder and results in a third party’s claim on the agreed property, or due to the mortgage or guarantee created by Party A on the Property, Party B cannot possess all the ownership and use rights for the property, as from the date of default, Party A shall pay Party B liquidated damages of 0.02% of the payment already made by Party B for each day. In the event the aforementioned default is not remedied within 60 days after Party B provides written notice of such default, Party B has the right to elect whether or not to continue to perform under this Letter of Intent and Beijing Municipal Presale Contract for Commercial Housing. If Party B elects to terminate this Letter of Intent and Beijing Municipal Presale Contract for Commercial Housing, Party A shall pay to Party B liquidated damages of 5% of the house price already paid by Party B, and Party A shall also refund the payment already made by Party B together with the interest accrued thereupon.

4. If Party B fails to provide definite, reasonable and quantifiable requirements concerning air conditioners and electricity renovation and violates any of the warranties and undertakings provided for in Article 5.2.3 hereunder, and which results in Party A’s failure to organize a scheme design, Party A shall not undertake any responsibility and Party B shall not refuse to make payment based on this reason. After air conditioners and electricity renovation schemes are completed and confirmed by both parties, Party A shall carry out their implementation. If Party A fails to provide safe and reasonable central air conditioners and electricity renovation design schemes in accordance with requirements jointly confirmed by both parties and violates any of the warranties and undertakings provided in Article 5.1.5 hereunder, fails to carry out the implementation of the design schemes confirmed by Party B, refuses to undertake the organization of implementation or the effect of the organization of implementation based on design schemes cannot meet the requirements of design schemes, Party A shall pay Party B liquidated damages of 5% of the house price already paid by Party B.

5. If Party B fails to make timely payment, as from the date of default, Party B shall pay Party A liquidated damages of 0.02% of the total overdue amount for each day. In the event the aforementioned default is not remedied within 60 days after Party A gives a written notice, Party A has the right to elect whether or not to continue to perform under this Letter of Intent and Beijing Presale Contract for Commercial Housing. If Party A elects to terminate this Letter of Intent and Beijing Presale Contract for Commercial Housing, Party B shall pay Party A liquidated damages of 5% of the overdue amount, meanwhile, Party A shall refund the payment already made by Party B at no interest, less the penalty and actual house occupation fee (if any).

XII. Dispute Resolution

Any dispute arising out of the performance of this Letter of Intent shall be resolved by both parties through negotiations. In the event no resolution can be reached, either party may institute a lawsuit with the people’s court of competent jurisdiction.

XIII. Miscellaneous

1. This Letter of Intent shall become effective as of the date when it is signed and sealed by both parties.

2. Party A agrees to donate to Party B Room 101, Unit 15, No. 7 Building (with a construction area of 286.73 square meters) and Room 101, Unit 16, No. 8 Building (with a construction area of: 318.99 square meters) in Area B, Jiaming Park developed by Party A. The provisions about these two houses are subject to the Beijing Municipal Purchase and Sale Contract for Completed Commercial Housing to be executed by both parties.

3. The annexes attached hereto are an integral part of this Letter of Intent and have the same legal binding effect as this Letter of Intent.

4. This Letter of Intent and Beijing Municipality Presale Contract for Commercial Housing shall be understood and implemented as a whole, and shall have the same legal effect. In the event of any discrepancy between the Beijing Municipality Presale Contract for Commercial Housing and this Letter of Intent, the former shall prevail.

5. This Letter of Intent is executed in four counterparts with each having the same legal binding effect, and each of Party A and Party B holding two counterparts, respectively.

6. This Letter of Intent is executed in Beijing on February 29, 2008.

Party A : Beijing Jiaming Real Estate Development Co., Ltd.		Party B: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]		[Seal: Beijing Perfect World Software Co., Ltd.]
Signature:	/s/ Wang Tingyue	Signature:	/s/ Chi Yufeng
Legal representative (or authorized representative):		Legal representative (or authorized representative):

Annex 1:

Business License of Enterprise Legal Person

(Duplicate) (2-2)

Registration No.: 1100001822034

Name: Beijing Jiaming Real Estate Development Co., Ltd.

Domicile: Room 201, No.15 North Pinggu Street, Xinggu Industrial Development Zone, Pinggu District, Beijing

Name of legal representative: Wang Tingyue

Registered capital: RMB100 million

Paid-up capital: RMB100 million

Type of company: limited liability company

Business scope: real estate development, selling of self-developed commercial houses; lease of proprietary houses; does not engage in operations that are prohibited by law, administrative regulations and decisions of the State Council; if approval is specified by law, administrative regulations and decisions of the State Council, operations are subject to approval by examination and approval of the authority and registration with the industrial and commercial administration; if approval is not specified by the law, administrative regulations and decisions of the State Council, independently select operation items to develop operating activities. ***

Founding date: March 1, 1985

Duration: September 1, 1998 to August 31, 2008

Notice

1.	Business License of Enterprise Legal Person shall prove that the enterprise has the status of an enterprise legal person and is under legal operation.

2.	Business License of Enterprise Legal Person shall be issued in both original and duplicate, both being equally authentic.

3.	The original shall be put in a conspicuous place at the domicile of the enterprise.

4.	Business License of Enterprise Legal Person shall not be falsified, altered, rented, lent and transferred.

5.	In the event the registered items change, the enterprise shall apply to the company registration authority for the registration of the changes and obtain a new Business License of Enterprise Legal Person.

6.	The enterprise shall participate in an annual inspection from March 1 to June 30 per annum.

7.	In the event the Business License of Enterprise Legal Person is cancelled, the enterprise shall not engage in the operating activities unrelated to liquidation.

8.	In the event of deregistration, the original and duplicate of the Business License of Enterprise Legal Person shall be returned.

9.	If the Business License of Enterprise Legal Person is lost or destroyed, the enterprise shall announce its invalidation in the newspaper or periodical designated by the company registration authority and apply for a new one.

Annual inspection Result

[The annual check for the year 2005 and 2006 has been confirmed by the chop of relevant administration of industry and commerce on September 11, 2006 and May 29, 2007, respectively ]

[Seal: Beijing Administration for Industry and Commerce]

September 1, 2006

The People’s Republic of China

Construction Project Planning License

Number: 2006 Gui (Chao) Jian Zi No.0114

In accordance with Article 32 of the Law of the People’s Republic of China on Urban Planning, it is determined after examination that this construction project conforms with the urban planning requirements and is approved for construction.

This license is hereby issued.

Issuing authority: Beijing Municipal Planning Commission

[Seal: Beijing Municipal Planning Commission]

Date: March 9, 2006

Construction entity	Beijing Jiaming Real Estate Development Co., Ltd.

Name of construction project	No. 6 building of Area F of Jiaming Park, etc. (three projects in total)

Location of construction	No. 86 Beiyuan Road, Chaoyang District

Construction area	47,993.32 square meters

Name of attached drawing and attachment

One annex and one general design layout plan for the construction project planning license of this project.

Matters for compliance:

1. This license is a legal instrument for the construction of various kinds of projects within the urban planning area with the approval by the urban planning administration authority.

2. Illegal construction will have occurred if construction is carried out without this license or does not comply with the requirements of this license.

3. The contents of this license shall not be altered without the approval of the issuing authority.

4. In the course of the construction of the construction project, the construction entity shall be obliged to submit this license for inspection if so required by the urban planning administration authority.

5. The attached drawing and annex required for this license are evaluated by the issuing authority in accordance with law and shall have the same legal effect as this license.

Beijing Municipal Planning Commission

Annex to Construction Project Planning License

Building Project

2006 Gui (Chao) Jian Zi No.0114

Made on: March 9, 2006

Construction entity: Beijing Jiaming Real Estate Development Co., Ltd.

Location of construction: No. 86 Beiyuan Road, Chaoyang District

Entrusted agent: Wu Shengjun             Mobile No.: 13391536633             Tel.: 13391536633

Drawing No.: 10204-01

Archive registration: Jian An Jun Dang Zi [2006] No.0051

Cancellation Document No.:

Examination & approval							Result of acceptance inspection
S/N	Construction project	Construction area (square meters)	Number of floors		Height (m)	Number of buildings
			Aboveground	Underground
1	No. 6 building of Area F of Jiaming Park	28,108.25	20	0	80	1
2	No. 7 building of Area F of Jiaming Park	6,445.74	2	0	12	1
	No. 1 underground garage of Area F of Jiaming Park	13,381.93	0	2	7.45	1
	Entrance & exit for civil air defense	57.40	1	0		1
Total		47,993.32	—	—	—	—	—
Remarks		S/N 1: including the corridor of 107.15 square meters; S/N 2: including the corridor of 249.11 square meters.

Supervision entity: Beijing Municipal Planning Commission Chaoyang Branch

Copied to: Beijing Municipal Planning Commission

Notes:

1. This annex has the same legal effect as the Construction Project Planning License.

2. Matters for compliance are given in the Construction Project Planning License.

3. The engineering design entity shall carry out the design of the construction drawings in accordance with state laws, regulations, rules, specifications, standards and planning requirements and undertake the corresponding legal responsibility in accordance with law.

4. Upon obtaining the Construction Project Commencement License, the construction entity shall go through planning line verification and inspection procedures according to the regulations on urban planning supervision. After the project is completed and passes acceptance inspection, the construction entity shall prepare as-built drawings according to the state regulations on the preparation of the as-built drawings and deliver a copy of as-built drawings to the municipal construction archives (if as-built drawings shall be prepared for this construction project according to relevant regulations).

5. This Annex to the Construction Project Planning License and the attached drawing exist in only one copy and are inseparable from each other.

6. The Construction Project Planning License is valid for two years (i.e. if the construction entity does not obtain the Construction Project Commencement License within two years after the Construction Project Planning License is issued) and is automatically invalid upon expiry of this two-year period. If extension is required, the construction entity shall submit an application for extension thirty days prior to the expiry of the valid term of the Construction Project Planning License.

7. Within the valid term of this Construction Project Planning License, the planning administration authority may change or withdraw the already made planning license in accordance with laws, regulations and rules.

The People’s Republic of China

Construction Project Planning License

Number: 2006 Gui (Chao) Jian Zi No.0115

In accordance with Article 32 of the Law of the People’s Republic of China on Urban Planning, it is determined after examination that this construction project conforms with the urban planning requirements and is approved for construction.

This license is hereby issued.

Issuing authority: Beijing Municipal Planning Commission

[Seal: Beijing Municipal Planning Commission]

Date: March 9, 2006

Construction entity	Beijing Jiaming Real Estate Development Co., Ltd.

Name of construction project	No. 8 building of Area F of Jiaming Park, etc. (two projects in total)

Location of construction	No. 86 Beiyuan Road, Chaoyang District

Construction area	7,051.42 square meters

Name of attached drawing and attachment

One annex and one general design layout plan for the construction project planning license of this project.

Matters for compliance:

1. This license is a legal instrument for the construction of various kinds of projects within the urban planning area with the approval by the municipal planning administration authority.

2. Illegal construction will have occurred if construction is carried out without this license or does not comply with the requirements of this license.

3. The requirements of this license shall not be altered without the approval of the issuing authority.

4. In the course of the construction of construction project, construction entity shall be obliged to submit this license for inspection if so required by the municipal planning administration authority.

5. The attached drawing and annex required for this license are evaluated by the issuing authority in accordance with law and have the same legal effect as this license.

Beijing Municipal Planning Commission

Annex to Construction Project Planning License

Building Project

2006 Gui (Chao) Jian Zi No.0115

Made on: March 9, 2006

Construction entity: Beijing Jiaming Real Estate Development Co., Ltd.

Location of construction: No. 86 Beiyuan Road, Chaoyang District

Entrusted agent: Wu Shengjun             Mobile No.: 13391536633             Tel.: 84584179-603

Drawing No.: 10204-01

Archive registration: Jian An Jun Dang Zi [2006] No.0051

Cancellation Document No.:

Examination & approval							Result of acceptance inspection
S/N	Construction project	Construction area (square meters)	Number of floors		Height (m)	Number of buildings
			Aboveground	Underground
	No. 8 building of Area F of Jiaming Park	6,111.77	2	1	12	1
1	Aboveground	4,142.31	2
	Underground	1,969.46		1	3.85
2	No. 9 building of Area F of Jiaming Park	939.65	2	0	12	1
Total		7,051.42	—	—	—	—	—
Remarks		S/N 1: including the corridor of 106.18 square meters; S/N 2: including the corridor of 35.91 square meters

Supervision entity: Beijing Municipal Planning Commission Chaoyang Branch

Copied to: Beijing Municipal Planning Commission

Notes:

1. This annex has the same legal effect as the Construction Project Planning License.

2. Matters for compliance are given in the Construction Project Planning License.

3. The engineering design entity shall carry out the design of the construction drawings in accordance with state laws, regulations, rules, specifications, standards and planning requirements and undertake the corresponding legal responsibility in accordance with law.

4. Upon obtaining the Construction Project Commencement License, the construction entity shall go through planning line verification and inspection procedures according to the regulations on urban planning supervision. After the project is completed and passes acceptance inspection, the construction entity shall prepare the as-built drawings according to the state regulations on the preparation of as-built drawings and deliver a copy of the as-built drawings to the municipal construction archives (if as-built drawings shall be prepared for this construction project according to relevant regulations).

5. This Annex to Construction Project Planning License and the attached drawing exist in only one copy and are inseparable from each other.

6. The Construction Project Planning License is valid for two years (i.e. if the construction entity does not obtain the Construction Project Commencement License within two years after the Construction Project Planning License is issued) and is automatically invalid upon expiry of this two-year period. If extension is required, the construction entity shall submit an application for extension thirty days prior to the expiry of the valid term of the Construction Project Planning License.

7. Within the valid term of this Construction Project Planning License, the planning administration authority may change or withdraw the already made planning license in accordance with laws, regulations and rules.

Beijing Municipal Planning Commission

Annex to Construction Land Planning License

Construction Project

2003 Gui Di Zi No.0119

Land using entity: Beijing Jiaming Real Estate Development Co., Ltd.

Location of land: No.86 Beiyuan Road, Chaoyang District             Drawing No.: 1-2-4 [1] [6]

Contact person of land using entity: Wu Shu             Tel.: 13901003290             Issuance date: March 24, 2003

Name of land use project		Land area (m2)	Remarks
Construction land	Land for public construction	40,275.73	In which: Grain field: m2 Vegetable plot: m2 Other: m2
Land expropriated not for own purpose	Land for urban road land	16,381.21
Land expropriated not for own purpose	Land for urban greening	1,995.11
Other land
Total		58,652.05

Copied to: Beijing Municipal Planning Commission Chaoyang Branch, Beijing Municipal Housing and Land Administration

Explanation:

1. This annex has the same effect as the Construction Land Planning License.

2. For compliance matters, refer to the Construction Land Planning License.

Notes:

1. Refer to the attached drawing for rough scope. Accurate location and coordinates are subject to the piling by Beijing Institute of Surveying and Mapping.

2. Land use procedures should be handled with the land and housing administration department of the local district (county) people’s government according to relevant regulations.

3. The land using entity should protect the aboveground and underground facilities (e.g. houses, greenery, cultural relics, measuring marks, military facilities, municipal and traffic facilities, etc) (if any) are located within the used land) and contact relevant supervisory authorities in advance for appropriately handling thereof.

4. When the construction of the project will be carried out, the Construction Project Planning License shall be otherwise obtained according to relevant regulations.

5. When the construction task or part thereof is canceled, this Construction Land Planning License and its annex should be canceled accordingly. The land using entity should return the land to the supervisory authority of local district (county). The land shall not be transferred without permission, lie in waste or be used for any purpose other than as specified herein.

Supplementary notes:

The requirement of protecting the perimeter greenery of the bottling plant shall be fulfilled within the land.

The People’s Republic of China

Construction License for Construction Project

Number: 2006(Jian) No.067

In accordance with Article 8 of the Construction Law of the People’s Republic of China, it is determined after examination that this construction project fulfills the construction conditions and is approved for construction.

Issuing authority:

[Seal: Beijing Chaoyang District Construction Commission]

Date: April 10, 2006

Construction entity	Beijing Jiaming Real Estate Development Co., Ltd.

Project name	No.6-9 buildings and No.1 underground garage of Area F of Jiaming Park

Location of construction	No.86 Beiyuan Road, Chaoyang District

Construction area	55,044.74m2	Contract price	RMB63.15 million

Designing entity	Beijing New Epoch Construction Engineering Design Co., Ltd.

Construction contractor	Nantong Construction Engineering General Contracting Co., Ltd.

Supervision entity	China Architectural & Design Consultants Company

Construction commencement date	April 15, 2006.	Construction completion date	September 20, 2007.

Remarks: 2006 Gui (Chao) JianZi No.0114, No.0115

Construction entity shall commence the construction within 3 months after obtaining the construction license and submit the written commencement report to the issuing authority within 15 days after commencement. If the written report is not submitted, the construction entity is deemed having commenced construction. If the term of the construction license fails to be extended, it shall automatically become invalid upon expiration.

Handling person:	Date of notification: April 10, 2006

Notes:

1.	This license should be kept at the worksite as the certificate for construction approval.

2.	The contents of this license shall not be altered without the approval of the issuing authority.

3.	The construction administration authority may inspect this license.

4.	Construction shall be commenced within three months after the issuance of this license. If construction is delayed, extension procedures shall be processed. This license shall be invalid if the license is not extended, or the times of extensions or extended period exceeds statutory time.

5.	Illegal construction will have occurred if construction is carried out without obtaining this license, and a penalty will be imposed in accordance with the Construction Law of the People’s Republic of China.

The People’s Republic of China

State-owned Land Use Certificate

JingChaoGuoYong(2005Chu) No.0667

Land use right owner	Beijing Jiaming Real Estate Development Co., Ltd.

Location	No.1-9 buildings, Area F, Jiaming Park, No.86 Beiyuan Road, Chaoyang District

Land No.	N/A	Dwg. No.		I-2-4-[1] [6]

Type of land (purpose)	Apartment, commerce, underground commerce, comprehensive, underground garage	Price of acquisition		N/A

Type of use right	Grant	Expiry date		Apartment: January 15, 2074; Commerce & underground commerce: January 15, 2044; Comprehensive & underground garage: January 15, 2054

Area of use right	40,275.73 M2	In which	Exclusively used area	40,275.73 M2
			Allocated area	N/A

In accordance with the Constitution of the People’s Republic of China, Law on Land Administration of the People’s Republic of China, Law on Administration of Urban Restate Estates of the People’s Republic of China and other relevant laws and regulations, in order to protect the lawful rights and interests of the land use right owner, this certificate is hereby issued upon examination and verification of the land right specified in this certificate the land use right owner applies to register.

[Seal: Beijing Municipal People’s Government]

September 20, 2005

Beijing Municipal Presale License for Commercial House

JingFangShouZhengZi(2008)No.70

Project name: Jiaming Park

Developer: Beijing Jiaming Real Estate Development Co., Ltd.

House location: No.1-9 building, Area F, Jiaming Park, No.86 Beiyuan Road, Chaoyang District, Beijing

Scope of presale: No.6-9 buildings, and No.1 underground garage of Area F (excluding underground storerooms and restaurants)

Construction area: Forty Two Thousand Six Hundred and Three point Sixty One square meters (42,603.61 square meters)

Purpose: underground garage, commercial, comprehensive	Land use term:	Underground garage: 50 years; commercial: 40 years; comprehensive: 50 years

Construction project planning license: 2006Gui(Chao)JianZiNo.0114, 2006Gui(Chao)JianZiNo.0115

Issuing authority: Beijing Municipal Construction Commission

[Seal: Beijing Municipal Construction Commission]

Issuance date: March 12, 2008

Housing Ownership Certificate

Made under Supervision of the Ministry of Construction, People’s Republic of China

JianFang Registration No.:11001

Jing FangQuanZheng ChaoQi04 No.00645

In accordance with the Constitution of the People’s Republic of China and the Law on Administration of Urban Restate Estates of the People’s Republic of China, in order to protect the lawful rights and interests of the house right owner, this certificate is hereby issued upon examination of the real estate specified in this certificate that the right owner applies to register.

Issuing authority: Beijing Administration of State-owned Land Resources and Housing

[Seal: Beijing Administration of State-owned Land Resources and Housing]

House title owner	Beijing Jiaming Real Estate Development Co., Ltd.
Location of house	No.7 building, Area 1, Jiaming Park, No.86 Beiyuan Road, Chaoyang District
Qiu (land) No.	I-2-4-22(1)	Type of real estate	Other

Information on house	Building no.	Room no.	Structure	Total number of stories	Number of stories involved	Construction area (square meter)	Designed purpose
		Refer to registration form.				15,070.75
	Total					15,070.75

Co-owner: ( person in total)	Co-ownership certificate numbers: from to

Summary of land use

Land certificate No.	JingChaoGuoYong(2002Chu)ZiNo.0329	Use area (square meter)	30,765.36

Nature of ownership	Use term	From to

Summary of encumbrances

Right owner	Type of right	Scope of right	Price of right (yuan)	Date of creation	Agreed term	Date of cancellation
Huaxia Bank Co., Ltd. Beijing Jianguomen Branch	Mortgage	The first floor used for commerce purposes 1,438.28 m2	RMB70 million	July 29, 2004	July 29, 2004 – June 23, 2007	November 18, 2005

Huaxia Bank Co., Ltd. Beijing Jianguomen Branch	Mortgage	See Note	RMB85 million	December 1, 2005	November 8, 2005 – November 8, 2007	January 23, 2006

Huaxia Bank Co., Ltd. Beijing Jianguomen Branch	Mortgage	See the list of mortgaged properties	RMB2 million	February 20, 2000

Note

No.7 building:1-201, 1-202,1-1401, 2-1402, 3-301, 3-1102, 4-802, 6-202, 6-302, 6-503, 8-101, 8-602, 9-601, 9-902, 9-903, 9-1202, 10-1201, 12-102, 12-1001, 13-101, 13-902, 13-1002 and 14-102 have been sold out. March 23, 2005 [Seal: Beijing Chaoyang District Administration of State-owned Land Resources and Housing]

S/N	Room No.
1	7#-2-101

2	7#-3-102

3	7#-4-101

4	7#-5-101

5	7#-5-102

6	7#-6-103

7	7#-6-101

8	7#-15-101

All the above eight houses are within the scope of the mortgage.

December 1, 2005 [Seal: Beijing Chaoyang District Administration of State-owned Land Resources and Housing]

List of mortgaged properties:

Room No.	Construction area
A-2-101	166.98m2

A-3-102	128.36m2

A-4-101	134.91m2

A-5-101	133.81m2

A-5-102	165.89m2

A-6-103	77.31m2

A-6-101	127.05m2

A-15-101	286.73m2

February 20, 2006

Issuing authority: Beijing Chaoyang District Administration of State-owned Land Resources and Housing

[Seal: Beijing Chaoyang District Administration of State-owned Land Resources and Housing]

Issuance date: April 19, 2004

Housing Ownership Certificate

Made under Supervision of the Ministry of Construction, People’s Republic of China

JianFang Registration No.:11001

Jing FangQuanZheng ChaoQi04 No.00644

In accordance with the Constitution of the People’s Republic of China and the Law on Administration of Urban Restate Estates of the People’s Republic of China, in order to protect the lawful rights and interests of the house right owner, this certificate is hereby issued upon examination of the real estate specified in this certificate that the right owner applies to register.

Issuing authority: Beijing Administration of State-owned Land Resources and Housing
[Seal: Beijing Administration of State-owned Land Resources and Housing]

House Title owner	Beijing Jiaming Real Estate Development Co., Ltd.
Location of house	No.8 building, Area 1, Jiaming Park, No.86 Beiyuan Road, Chaoyang District
Qiu (land) No.	I-2-4-22 (1)	Type of real estate	Others

Information on house	Building no.	Room no.	Structure	Total number of stories	Number of stories involved	Construction area (square meter)	Designed purpose
		Refer to registration form.				4,612.15
	Total					4,612.15
Co-owner: ( person in total)				Co-ownership certificate numbers: from to

Summary of land use

Land certificate No.	JingChaoGuoYong(2002Chu)ZiNo.0329	Use area (square meter)	30,765.36

Nature of ownership	Use term	From to

Summary of encumbrances

Right owner	Type of right	Scope of right	Price of right (yuan)	Date of creation	Agreed term	Date of cancellation
Huaxia Bank Co., Ltd. Beijing Jianguomen Branch	Mortgage	The first floor used for commerce purposes 318.99m2	RMB70 million	July 29, 2004	July 29, 2004 – June 23, 2007	November 18, 2005

Huaxia Bank Co., Ltd. Beijing Jianguomen Branch	Mortgage	16-101	RMB85 million	December 1, 2005	November 8, 2005 – November 8, 2007	January 23, 2006

Huaxia Bank Co., Ltd. Beijing Jianguomen Branch	Mortgage	The 9 units on the first floor of No. 7 and No. 8 building of Area 1 used for commercial purposes, No. 8 Building-B-16-101	RMB2 million	February 20, 2006

Notes

No.8 building: 18-503, 22-103, 22-501, 22-401 have been sold.
March 23, 2005
[Seal: Beijing Chaoyang District Administration of State-owned Resources and Housing]

Issuing authority: Beijing Chaoyang District Administration of State-owned Resources and Housing

[Seal: Beijing Chaoyang District Administration of State-owned Resources and Housing]

Issuance date: April 19, 2004

Beijing House Registration Form

1 of 1		Area unit: square meter (m2)

Location	No.8 building, Area 1, Jiaming Park, No.86 Beiyuan Road, Chaoyang District	Drawing No. 1-2-4-22(1)	1-2-4-22(1)--

Title owner	Beijing Jiaming Real Estate Development Co., Ltd.	Land No.

Type of real estate	Other		Purpose of house		Commerce	Land area			Total land area of storied and single-story buildings			Allocation, 2392.92
Construction area of single-story building					Construction area of storied building	318.19			Total area of storied and single-story buildings			318.19
Building no.	Position & room no.	Structure	Total number of stories	Number of involved stories	Year of completion	Construction area						Land area of building	Use area
						Total	In which
							Number of houses	Construction area inside house (including balcony)	Construction area of balcony	Commonly allocated construction area	Construction area of partial property right
8	B-16-101	Steel mixed	11	1	2002	318.99	1	318.02		0.97		Allocation, 2,392.92
Subtotal this page						318.99	1	318.02		0.97
Total						318.99	1	318.02		0.97

Note:	In addition, m2 construction area is not included in the total construction area.
Remarks	Coefficient: k=0.0030386

Mapping date: October 8, 2003	Compiled by: Zhao Xiaobo	Checked by: Zhang Changjiang	Date of completion: October 8, 2003

Made under supervision of Beijing Municipal Real Estate Surveying and Mapping Institute

Annex 2:

Annex 3:

Description of Allocated Parts of the Public Construction Area of No.6 Building of Area F of Jiaming Park

No.6 Building of Area F of Jiaming Park has 20 floors and all floors are aboveground. This building is connected to No.7 building through No.1 underground garage and corridor, and connected to No.8 and No.9 buildings through the corridor. The proposed allocated parts for public use of this building are described as follows:

(I) Allocated parts for public use of whole building No.6, the commerce ancillaries and the office of Building No.7, the underground restaurant, underground storeroom and parking spaces:

1. Underground 2F: direct-fired machine room, fire pump house, fire water tank;

2. Underground 1F: power transformation and distribution room;

3. 1F of No.6 building: fire central control room.

(II) Allocated parts for public use of whole building No. 6, the commerce ancillaries and the office of Building No.7:

1. 1F of building No.6 and building No.7: vestibule, outdoor stairs;

2. 2F of building No.6 and building No.7: corridor, outdoor stairs.

(III) Allocated parts for public use of whole building No.6:

1. 1F: door guard room;

2. Machine room floor: staircase, front room, elevator machine room, fire elevator machine room, pipe room, pipe shaft, satellite TV receiving machine room;

3. 1-20F: half of the horizontal projection area of the isolation walls between the apartment and the public building and outer walls (including gable walls)

Beijing Jiaming Real Estate Development Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]
Date: January 4, 2008

Description of Allocation Parts of the Common Construction Area of No. 7 Building, No. F Area, Jiaming Park

Building No.7 of Area F of Jiaming Park has 2 floors (aboveground). This building is connected to building No.6 through No.1 underground garage and corridor, and connected to No.8, and No.9 buildings through the corridor. The proposed allocated parts of this building for public use are described as follows:

(I) Allocated parts for public use of whole building No.6, commerce ancillaries and the offices of Building No.7, underground restaurant, underground storeroom and parking spaces:

1. Underground 2F: direct-fired machine room, fire pump house, fire water tank;

2. Underground 1F: power transformation and distribution room;

3. 1F of building No.6: fire central control room.

(II) Allocated parts for public use of whole building No. 6, commerce ancillaries and the offices of building No.7:

1. 1F of building No.6 and building No. 7: vestibule, outdoor stairs;

2. 2F of building No.6 and building No. 7: corridor, outdoor stairs.

(III) Allocated parts for public use of No. 7 building commerce and office:

1. 1F: EHV room, ELV room, staircase, elevator room, elevator waiting hall, passage

2. 2F: EHV room, ELV room, staircase, elevator room, elevator waiting hall, passage, public toilet, pipe shaft

3. Top floor: staircase, house for property

4.1-2F: half of horizontal projection area of isolation walls between apartment and public building and external walls (including gable walls)

(IV) Allocation parts of No. 7 building office

1. 1F: staircase, elevator room, elevator waiting hall, entrance hall, entrance vestibule

2. 2F: staircase, elevator room, elevator waiting hall, public toilet, pipe shaft, passage, EHV room, ELV room

(V) Non-allocated parts:

1. 1-2F: pipe shaft

2. Top floor: pipe shaft

Beijing Jiaming Real Estate Development Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]
Date: January 4, 2008

Description of Allocated Parts of the Public Construction Area of No. 8 Building of Area F of Jiaming Park

No.8 Building of Area F of Jiaming Park has one underground floor and two aboveground floors (underground, mainly used for storeroom purpose; aboveground, mainly used for commercial purpose). This building is connected to No.6, No.7 and No.9 buildings through the corridor. The proposed allocated parts for public use of this building are described as follows:

(I) Allocated parts for public use of storerooms of building No. 8

1. Underground 1F: EHV room, ELV room, staircase, elevator room, evacuation passage, passageway, public toilet, cleaning room;

2. Underground 1F: half of horizontal projection area of isolation walls between apartment and public building and outer walls (including gable walls)

(II) Allocated parts for public use of No.8 building commerce:

1. 1F: entrance hall, EHV room, ELV room, staircase, elevator room, pipe shaft, public toilet, evacuation passage, passageway, outdoor stairs, vestibule;

2. 2F: EHV room, ELV room, staircase, elevator room, evacuation passage, passageway, pipe shaft, public toilet, cleaning room, outdoor stairs;

3. Top floor: staircase, outdoor stairs;

4. 1-2F: half of horizontal projection area of isolation walls between apartment and public building and outer walls (including gable walls)

Beijing Jiaming Real Estate Development Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]
Date: January 4, 2008

Description of Allocated Parts of the Public Construction Area of Building No. 9 of Area F of Jiaming Park

Building No. 9 of Area F of Jiaming Park has two aboveground floors (commercial). This building is connected to No.6, No.7 and No.8 buildings through the corridor. The proposed common allocation parts of this building are described as follows:

(I) Allocated parts for public use of No.9 building commerce

1. 2F: outdoor stairs

2. 1-2F: half of horizontal projection area of isolation walls between apartment and public building and external walls (including gable walls)

Beijing Jiaming Real Estate Development Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]
Date: January 4, 2008

Description of Allocated Parts of the Public Construction Area of

No.1 Garage of Area F of Jiaming Park

No.1 Garage of Area F of Jiaming Park is beneath No.6 and No.7 buildings of Area F and has two underground floors. Underground 2F is mainly used for civil air defense and underground 1F is mainly used for garage and storeroom. No.1 garage is connected to No.6 and No.7 buildings. The proposed common allocation parts of this garage are described as follows:

(I) Common allocation parts of whole No.6 building, commerce ancillaries and office building No. 7, underground restaurant, underground storeroom and parking spaces:

1. Underground 2F: direct-fired machine room, fire pump house, fire water tank;

2. Underground 1F: power transformation and distribution room;

3. 1F of No.6 building: fire central control room.

(II) Allocated parts for public use of parking spaces and underground restaurant:

1. Underground 1F: distribution room, ELV room, staircase, elevator room, front room, pipe shaft, public toilet, elevator waiting hall, passageway, cleaning room, pipe room;

(III) Allocated parts for public use of underground storerooms:

1. Underground 1F: EHV room, ELV room, staircase, elevator room, front room, elevator waiting hall, evacuation passage, public toilet, pipe shaft;

2. Underground 1F: half of horizontal projection area of isolation walls between apartment and public building and outer walls (including gable walls)

(IV) Allocated parts for public use of parking spaces:

1. Underground 1F: fan room, pipe shaft, lane

(V) Non-allocated parts:

1. Underground 2F: middle water pump house, water supply pump house, evacuation room, passageway, elevator room, pipe shaft;

2. Underground 1F: fire alarm valve.

Beijing Jiaming Real Estate Development Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]
Date: January 4, 2008

Annex 4

Decoration Standard of No. 6 Building of Area F of Jiaming Park

Gate: ordinary wooden gate, mixed color paint;

External door and window: hollow break aluminum alloy window; one revolving door at main entrance; other external doors are glass floor spring doors;

Indoor decorations: Roughcast house

Floor and ceiling are structure faces, cleaned up, wall plastering completed;

Water supply system: water supply riser pipe adopts plastic-coated steel tube; water supply branch pipe adopts PP-R pipe;

Drainage system: drain pipe adopts UPVC pipe; sanitary wares adopt domestically made products of TOTO, KOHLER or equivalent brand;

Lighting system: made to first lamp position per house;

Cable TV and telephone system: one interface reserved for cable TV per house; one telephone junction box reserved for telephone system per house (aboveground part);

Air conditioning system: central air conditioning system, fan coil plus fresh air. Host adopts 2 Changsha BROAD direct-fired units; model, BY150 (mounted at B1 of No. 7 building of Area F, used for No. 6-8 buildings of Area F); air processing unit and fan coil adopt CARRIER (joint venture) products;

Fire-fighting system: indoor fire hydrant system, automatic water spraying system and fire alarm system installed;

Monitoring system: monitoring system installed at public passageway and elevator hall.

Decorations of public areas:

Outer wall: glass curtain wall, stone curtain wall, aluminum board curtain wall;

Lobby: stone for floor and wall surface; ceiling (both gypsum board and metal gusset);

Elevator hall:

Underground: tiles for wall surface, tiles for floor and gypsum board for ceiling;

Aboveground: stone for floor, stone for wall surface and gypsum board for ceiling;

Public passageway: stone for floor, stone for the 1st Floor and the 2nd Floor wall surfaces, both emulsion paint and wallpaper for wall surfaces of standard floors, gypsum board for ceiling;

Toilet: tiles for wall surface and floor, aluminum gusset for ceiling;

Pantry: tiles for wall surface and floor, gypsum board for ceiling;

Staircase: cement floor, scrub-resistant paint for wall surface and top surface;

Front room of staircase: floor: aboveground, stone; underground, tiles; emulsion paint for wall surface, gypsum board for ceiling;

Elevator: products from Shanghai Mitsubishi;

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
Date:	Date:

Decoration Standard of No. 7 Building of Area F of Jiaming Park

Indoor parts:

External door: glass floor spring door;

External window: hollow break aluminum alloy window;

Indoors: roughcast house.

Wall plastering; ceiling is structure face; indoor floor is structure face;

Toilet: floor made to waterproof protection layer; wall plastering, ceiling structure face;

Drainage system: drain pipe adopts UPVC pipe; no sanitary wares installed;

Water supply system: water supply riser pipe adopts plastic-coated steel tube; water supply branch pipe adopts PP-R pipe;

Air conditioning system: aboveground 1F and 2F: central air conditioning system, central air supply and fan coil plus fresh air. Host adopts 2 Changsha BROAD direct-fired units; model, BY150 (mounted at B1 of No. F7 building, used for No. F6-8 buildings); air processing unit and fan coil adopt CARRIER (joint venture) products;

Power supply system: mechanical electric meter (subject to the final approval of the power supply bureau); lighting system made to first lamp position per house;

TV and telephone system: one interface reserved for cable TV per house; one telephone junction box reserved for telephone system per house (aboveground part);

Fire-fighting system: fire hydrant system, automatic water spraying system and fire alarm system installed;

Elevator: 2 Hitachi elevators, Model: UAX-1000-C060.

Public parts:

Outer wall: glass curtain wall and stone curtain wall;

Staircase: floor structure brooming; wall plastering; ceiling structure face;

Entrance hall passageway: floor structure brooming; wall plastering; ceiling structure face;

Outdoor steel ladder: steel-made, with anticorrosive paint.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
Date:	Date:

Decoration Standard of No. 8 Building of Area F of Jiaming Park

Indoor parts:

External door: glass floor spring door;

External window: hollow break aluminum alloy window;

Indoors: roughcast house.

Wall plastering; ceiling is structure face; indoor floor is structure face;

Kitchen and toilet: wall structure face throwing, decoration face reserved, toilet floor made to waterproof protection layer;

Drainage system: drain pipe adopts UPVC pipe; no sanitary wares installed;

Water supply system: water supply riser pipe adopts plastic-coated steel tube; water supply branch pipe adopts PP-R pipe;

Air conditioning system: central air conditioning system, central air supply and fan coil plus fresh air. Host adopts 2 Changsha BROAD direct-fired units; model, BY150 (mounted at B1 of No. F7 building, used for No. F6-8 buildings); air processing unit and fan coil adopt CARRIER (joint venture) products;

Power supply system: mechanical electric meter (subject to the final approval of the power supply bureau); lighting system made to first lamp position per house;

TV and telephone system: one interface reserved for cable TV per house; one telephone junction box reserved for telephone system per house (aboveground part);

Fire-fighting system: fire hydrant system, automatic water spraying system and fire alarm system installed;

Elevator: 1 Hitachi elevator, Model: UAX-1000-C060

Public parts:

Outer wall: glass curtain wall and stone curtain wall;

Staircase: concrete floor; wall surface and ceiling coated with interior wall paint;

Entrance hall passage: floor structure brooming; wall plastering; ceiling structure face;

Outdoor steel ladder: steel-made, with anticorrosive paint.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
Date:	Date:

Decoration Standard of No. 9 Building of Area F of Jiaming Park

Indoor parts:

External door: glass floor spring door;

External window: hollow break aluminum alloy window;

Indoors: roughcast house.

Wall plastering; ceiling is structure face; indoor floor is structure face;

Kitchen and toilet: wall structure face throwing, decoration face reserved, toilet floor made to waterproof protection layer;

Drainage system: drain pipe adopts UPVC pipe; no sanitary ware installed;

Water supply system: water supply riser pipe adopts plastic-coated steel tube; water supply branch pipe adopts PP-R pipe;

Air conditioning system: none;

Power supply system: mechanical electric meter (subject to the final approval of the power supply bureau); lighting system made to first lamp position per house;

TV and telephone system: two cable TV interfaces for 1F and 2F respectively; one telephone junction box reserved for 1F and 2F, respectively;

Fire-fighting system: fire hydrant system, automatic water spraying system and fire alarm system installed;

Public parts:

Outer wall: glass curtain wall and aluminum board curtain wall;

Staircase: wall plastering; ceiling and floor are structure faces;

Outdoor steel ladder: steel-made, with anticorrosive paint.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
Date:	Date:

Supplementary Agreement to the Letter of Intent

Party A: Beijing Jiaming Real Estate Development Co., Ltd.

Party B: Beijing Perfect World Software Co., Ltd.

In accordance with the Property Law, Party A and Party B, through friendly negotiations, hereby enter into this Supplementary Agreement with respect to the matters not covered in the Letter of Intent about the transfer of Area F No. 6-9 Buildings and No. 1 Garage of Jiaming Park collectively, executed by both parties on February 29, 2008 (hereinafter referred to as the “Letter of Intent”):

I. Description of the areas of the different parts of Area F No. 6-9 Buildings and No. 1 Garage of Jiaming Park (hereinafter referred to as the “Property”)

Form of transfer	Location	Number of Building	Nature of property	Area (square meters)	Remarks
Transfer of ownership	Aboveground	No. 6 building	office, commercial	29,152.11
		No.7 building	office, commercial	6,323.38
		No.8 building	office, commercial	4,257.8
		No.9 building	commercial	897.84
	Underground	No.1 garage	property right parking space	1,972.48
			underground restaurant	820.03
			self-reserved house (storeroom)	3,106.5
		No.8 building	underground 1F non-flammable goods storeroom	1,865.21
	Total area			48,395.35

Transfer of use right	Underground	No.1 garage	underground 2F civil air defense parking space	6,244.3
		No.1 garage	non-allocable part	166.89
	Aboveground	No.7 building	non-allocable part	10.52
	Total area			6,421.71

Non-transferable	Underground	No.1 garage	underground 1F civil air defense works	52.89
	Aboveground	No.7 building	aboveground 1F civil air defense works	56.7

	Total area			109.59

Total				54926.65

II. The composition of the total price of the Property refers to Annex 1.

In the future, transfer contracts shall be signed in accordance with the total price specified in with respect to the transfer of ownership and use right of the Property, for which:

1. Beijing Municipal Presale Contract for Commercial Housing shall be executed with respect to the portion of ownership transfer (except underground restaurant and self-reserved house of No. 1 garage and underground 1F non-flammable goods storeroom of No. 8 building).

2. As for the Room 101, Unit 15, No. 7 Building, Area B, Jiaming Park (with a construction area of 286.73 square meters) and Room 101, Unit 16, No. 8 Building, Area B, Jiaming Park ( with a construction area of 318.99 square meters) donated by Party A to Party B in the Letter of Intent, both parties shall enter into the Beijing Municipality Purchase and Sales Contract for Completed Commercial Housing and Party B shall not be required to make any payment.

3. The house delivery date as specified in the Beijing Municipality Purchase and Sales Contract for Completed Commercial Housing signed with respect to the Room 101, Unit 15, No. 7 Building, Area B, Jiaming Park is April 30, 2008. The aforementioned house has been leased by Party A to a third party lawfully and lease will expire on July 31, 2009 (the lease agreement is attached as annex to this Agreement). During the lease period. all the rent proceeds accrued shall be owned by Party A, any expense arising from the use of this house and any dispute arising from the performance of the lease agreement shall have no connection with Party B. Upon the termination of the lease agreement, Party A shall immediately notify Party B, timely vacate the house and deliver the house to Party B or transfer the lease agreement to the name of Party B.

4. As for the underground restaurant and self-reserved house of No. 1 garage and underground 1F non-flammable goods storeroom of No. 8 building, both parties shall first enter into the Use Right Transfer Contract and then enter into the Beijing Municipal Contract for Completed Commercial Housing when the property right transfer condition is matured for Party A before September 30, 2008.

5. As for use right transfer for underground 2F civil air defense parking spaces of No. 1 garage, both parties shall first enter into the Use Right Transfer Contract. After Party A enters into the Use Contract of Public Civil Air Defense Works with Beijing Chaoyang District civil air defense administration authority before July 31, 2008, Party A shall then transfer the relevant rights and interests of this property to the name of Party B.

6. Other non-allocable parts have not been calculated for their price and no separate transfer contract shall be executed.

III. Party A shall handle relevant property right transfer procedures on time in accordance with the provisions of the Letter of Intent and related contracts (including Beijing Municipal Presale Contract for Commercial Housing, Beijing Municipal Contract for Completed Commercial Housing and Use Right Transfer Contract). If Party A fails to handle the aforementioned procedures on time and such delay continues for a period of 30 days or less, Party A shall pay Party B a liquidated damages at a daily rate of 0.02% of the payment already made for such portion in default from the next day following the agreed transfer registration time [date] to the day of actual transfer registration, and the Letter of Intent and relevant contracts shall continue to be performed; if delay continues for more than 30 days, Party A shall still pay the liquidated damages provided above and Party B shall be entitled to terminate the Letter of

Intent and relevant contracts. If Party B terminates contracts, Party A shall refund the payment already made by Party B for such portion in default and pay a penalty of 2% of the payment already made by Party B for such portion in default. Party A shall be held liable for the reasonable expenses arising from the decorations, air conditioners and fire prevention design, renovation and construction carried out by Party B for the purpose of occupying and using the property as well as the losses resulting from the early termination by Party B of the contract with a third-party supplier (including the defaulting liability arising from such early termination), but excluding the further losses incurred for the failure by Party B to perform the obligation of notifying such third party involved in the aforementioned matters.

IV. According to Article 5.4 of the Letter of Intent, before Party B pays 2% of the total property price (i.e. before September 30, 2008), Party A shall enter into the Beijing Contract for Completed Commercial Housing with Party B with respect to the underground restaurant and self-reserved house of No. 1 garage and underground 1F non-flammable goods storeroom of No. 8 building.

V. In case of any discrepancy between this Supplementary Agreement and the Letter of Intent, the former shall prevail.

VI. This Supplementary Agreement is executed in four counterparts with each of the same legal binding effect, and each of Party A and Party B holding two counterparts, respectively.

Party A: Beijing Jiaming Real Estate Development Co., Ltd.	Party B: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Party B (seal): Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Price List of No. 6-9 Buildings and No. 1 Garage

Building Number	Room Number	Construction area	Unit price	Total price
No. 6	101	1310.5	13000	17036500
	201	1098.6	13000	14281800
	301	1506.14	13000	19579820
	401	1504.7	13000	19561100
	501	1503.29	13000	19542770
	601	1501.88	13000	19524440
	701	1500.49	13000	19506370
	801	1499.12	13000	19488560
	901	1497.75	13000	19470750
	1001	1496.41	13000	19453330
	1101	1495.07	13000	19435910
	1201	1493.75	13000	19418750
	1301	1507.62	13000	19599060
	1401	1506.33	13000	19582290
	1501	1505.04	13000	19565520
	1601	1503.77	13000	19549010
	1701	1502.5	13000	19532500
	1801	1501.29	13000	19516770
	1901	1359.54	13000	17674020
	2001	1358.32	13000	17658160
Subtotal		29152.11		378977430
No. 7	101	684.16	25000	17104000
	102	793.1	25000	19827500
	103	824.02	25000	20600500
	104	742.44	25000	18561000
	201	427.02	14600	6234492
	202	252.25	14600	3682850
	203	606.11	14600	8849206
	204	354.85	14600	5180810
	205	466.74	14600	6814404
	206	322.62	14600	4710252
	207	850.07	14600	12411022
Subtotal		6323.38		123976036

Price List of No. 6-9 Buildings and No. 1 Garage

No. 8	101	549.64	32000	17588480
	102	633.24	32000	20263680
	103	512.47	32000	16399040
	104	479.25	32000	15336000
	201	476.91	22000	10492020
	202	585.79	22000	12887380
	203	512.8	22000	11281600
	204	507.7	22000	11169400
Subtotal		4257.8		115417600
No. 9	101	453.58	32353.13	14674733
	201	444.26	22572.95	10028259
Subtotal		897.84		24702991
No.1 garage	001	61.64	100000	100000
	002	61.64	100000	100000
	003	61.64	100000	100000
	004	61.64	100000	100000
	005	61.64	100000	100000
	006	61.64	100000	100000
	007	61.64	100000	100000
	008	61.64	100000	100000
	009	61.64	100000	100000
	010	61.64	100000	100000
	011	61.64	100000	100000
	012	61.64	100000	100000
	013	61.64	100000	100000
	014	61.64	100000	100000
	015	61.64	100000	100000
	016	61.64	100000	100000
	017	61.64	100000	100000
	018	61.64	100000	100000
	019	61.64	100000	100000
	020	61.64	100000	100000
	021	61.64	100000	100000
	022	61.64	100000	100000

Price List of No. 6-9 Buildings and No. 1 Garage

	023	61.64		100000	100000
	024	61.64		100000	100000
	025	61.64		100000	100000
	026	61.64		100000	100000
	027	61.64		100000	100000
	028	61.64		100000	100000
	029	61.64		100000	100000
	030	61.64		100000	100000
	031	61.64		100000	100000
	032	61.64		100000	100000
Subtotal		1972.48			3200000
	8-16-101	318.99		12300	3923577
Area B	7-15-101	286.73		12882.94	3693925
Subtotal		605.72			7617502
Total		42603.61			653891560
No.1 garage	Underground restaurant	820.03		6000	4920180
	Storeroom 01	50.48		8000	403840
	Storeroom 02	50.28		8000	402240
	Storeroom 03	484.98		8000	3879840
	Storeroom 04	828.5		8000	6628000
	Storeroom 05	851.34		8000	6810720
	Storeroom 06	746.32		8000	5970560
	Storeroom 07	94.6		8000	756800
Subtotal		3926.53			29772180
No.8 building	Storeroom 01	429.15		6000	2574900
	Storeroom 02	522.93		6000	3137580
	Storeroom 03	459.71		6000	2758260
	Storeroom 04	453.42		6000	2720520
Subtotal		1865.21			11191260
No.1 garage	Civil air defense parking space	6244.3 (147 parking spaces	)	35000	5145000
Total		54639.65			700000000